UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 18, 2018

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TrustCo Bank Corp NY

Item 8.01	Other Events

The board of directors of TrustCo Bank Corp NY (“TrustCo”) has amended TrustCo’s and its subsidiary Trustco Bank’s Corporate Governance Guidelines. Among the key changes are:

•
the addition of the position of Independent Lead Director, who generally would chair meetings of TrustCo’s independent directors, work with TrustCo’s CEO to develop the board and committee agendas; coordinate, develop the agendas for and chair executive sessions of the independent directors and in consultation with TrustCo’s Nominating and Corporate Governance Committee, review and report on the results of the board and committee performance self-evaluations; and

•	the removal of a requirement that the board chair to be an independent director.

In connection with these amendments and upon the recommendation of the Nominating and Corporate Governance Committee, Dennis A. De Gennaro was elected Independent Lead Director effective January 1, 2019 to serve a term ending upon the earlier of December 31, 2019 or the date the board elects a successor.  The committee assignments and term of office as director of Mr. De Gennaro have not changed. Mr. De Gennaro has served as board chairman since January 1, 2016.  The TrustCo board also elected Robert J. McCormick, the company’s president and chief executive officer, as board chair. Mr. McCormick will serve a term ending upon the earlier of December 31, 2019 or the date the board elects a successor.

Finally, TrustCo announced that it plans to propose changes to its Certificate of Incorporation at its next annual meeting of shareholders, among other things, to (1) declassify its board of directors over the next three years as the terms of incumbent directors expire, so that after the transition period is completed, the entire board of directors will be elected at each annual meeting, and (2) change the voting requirements for passage of all proposals put to the shareholders from a majority of the shares outstanding to a majority of the votes cast, consistent with the voting requirements of its peers (subject to such higher shareholder vote requirements as may be required by law).

TrustCo’s governance policies can be found at: www.trustcobank.com, under the “About TrustCo: Investor Relations” tab.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 18, 2018

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and
Chief Financial Officer